Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CenturyTel, Inc. on Form S-8 of our report dated July 6, 2001, appearing in the Annual Report on Form 11-K of the CenturyTel, Inc. Union Group Incentive Plan for the year ended December 31, 2000.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
July 9, 2001